UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 6, 2025

ENLINK MIDSTREAM, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-36336	46-4108528
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1722 ROUTH STREET, SUITE 1300 DALLAS, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 953-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE SECURITIES EXCHANGE ACT OF 1934:

Title of Each Class	Symbol	Name of Exchange on which Registered
Common Units Representing Limited Liability Company Interests	ENLC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

EnLink Midstream, LLC (“ENLC”) has announced that Jesse Arenivas, President, Chief Executive Officer, and a member of the Board of Directors of EnLink Midstream Manager, LLC, the managing member (the “Manager”) of ENLC, will be departing from ENLC, including positions held with the Manager, effective as of the closing (the “Closing”) of the acquisition by ONEOK, Inc. (“ONEOK”) of the remaining publicly held common units of ENLC as contemplated by the Agreement and Plan of Merger, dated as of November 24, 2024, among ENLC, the Manager, ONEOK, Elk Merger Sub I, L.L.C., a direct, wholly-owned subsidiary of ONEOK, and Elk Merger Sub II, L.L.C., a direct, wholly-owned subsidiary of ONEOK. The Closing is expected to occur in the first quarter of 2025.

The departure of Mr. Arenivas will constitute a “Qualifying Termination” under the terms of the change in control agreement previously entered into between Mr. Arenivas and a subsidiary of ENLC and under the terms of the outstanding restricted incentive units (including performance-based restricted incentive units) granted to him under ENLC's 2014 Long-Term Incentive Plan. Mr. Arenivas’ departure did not result from any disagreement with the Manager or ENLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENLINK MIDSTREAM, LLC

By: EnLink Midstream Manager, LLC, its Managing Member

Date: January 10, 2025	By:	/s/ Benjamin D. Lamb
	Name:	Benjamin D. Lamb
	Title:	Executive Vice President and Chief Financial Officer